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                                                                    EXHIBIT 21.1




                           APRIA HEALTHCARE GROUP INC.
                              LIST OF SUBSIDIARIES




                Apria Healthcare Group Inc.
                Apria Healthcare, Inc.
                Apria Number Two, Inc.
                ApriaCare Management Systems, Inc.
                Apria Healthcare of New York State, Inc.
                M&B Ventures, Inc.
                Abbey Health Services Ltd.
                Apria International S.A.
                Scripps Infusion Therapy and Home Equipment LLC







(As of March 18, 1997)